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                                                                   EXHIBIT 2.5.2

                              SECOND AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Second Amendment") is made and entered into effective as of November 26, 1997, by and among WHEELS SPORTS GROUP, INC., a North Carolina corporation ("Parent"), HP ACQUISITION COMPANY, a North Carolina corporation ("HPAC"), HIGH PERFORMANCE SPORTS MARKETING, INC., a North Carolina corporation ("High Performance"), RANDY C. BAKER and DAVID W. DUPREE (together, the
"Shareholders").

                              Statement of Purpose

         Parent, HPAC, High Performance and the Shareholders are parties to that certain Agreement and Plan of Reorganization dated as of October 3, 1997 and as amended on October 24, 1997 (as amended, the "Agreement") and desire to enter into this Second Amendment to amend certain provisions of the Agreement. All capitalized terms used and not otherwise defined in this Second Amendment have the meaning assigned to them in the Agreement.

         Therefore, the parties hereto agree as follows:

         A. Amendment to Agreement. The following amendment to the Agreement is effective as of the date of this Second Amendment:

         1. Modification of Cash Payment Date. The Cash Payment Date specified in Section 2.6(b) is hereby amended to be no later than December 12, 1997.

         B.      Miscellaneous.

         1. Ratification of Agreement. Other than as expressly modified by this Second Amendment, all terms of the Agreement are hereby affirmed and ratified.

         2. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3. Governing Law. This Second Amendment shall be governed by the laws of the State of North Carolina applicable to agreements made and to be performed entirely within North Carolina.

         The parties have executed and delivered this Second Amendment as of the date first written above.

                                        WHEELS SPORTS GROUP, INC.


                                        By:   /s/ Howard L. Correll
                                            --------------------------------
                                              Howard L. Correll, President
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                                        HP ACQUISITION COMPANY


                                        By:   /s/ Howard L. Correll
                                            -----------------------------------
                                              Howard L. Correll, President


                                        HIGH PERFORMANCE SPORTS MARKETING, INC.


                                        By:   /s/ Randy C. Baker
                                            -----------------------------------
                                              Randy C. Baker, President


                                        SHAREHOLDERS


                                        By:   /s/ Randy C. Baker
                                            -----------------------------------
                                              Randy C. Baker


                                        By:   /s/ David W. Dupree
                                            -----------------------------------
                                              David W. Dupree





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